Exhibit 99.1

RenaissanceRe to Participate in the Bank of America Merrill Lynch

Reinsurance Renewals Conference Call

PEMBROKE, Bermuda, December 22, 2009—RenaissanceRe Holdings Ltd. (NYSE: RNR) announced today that Kevin J. O’Donnell, Senior Vice President and President of Renaissance Reinsurance Ltd., will participate in the Bank of America Merrill Lynch Reinsurance Renewals Conference Call on Monday, January 4, 2010, at 10:00 am ET.

The conference call may be accessed by dialing 800-306-6784 (US callers) or 913-312-1403 (international callers) and entering the passcode 7204369. The replay of the call will be available through January 11, 2010 by dialing 888-203-1112 and entering the passcode 7204369.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

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Investor Contact:

RenaissanceRe Holdings Ltd.

Rohan Pai, 441-295-4513

Director of Investor Relations

or

Media Contact:

Kekst and Company

David Lilly or Dawn Dover, 212-521-4800